Exhibit 99.1

Contact:

Mary Menees, Trust for Public Land, (415) 495-5660 x375 or (415) 608-2645 (cell)

Barry Zoeller, Tejon Ranch Company, (661) 663-4212

Saving the Best of the Best

Environmental and Conservation Leaders Join Tejon Ranch Company and the

Trust for Public Land in Unveiling of 100,000-acre Tejon Ranch Preserve

TEJON RANCH, CA, 05/24/05 – Environmental and conservation leaders today joined Tejon Ranch and the Trust for Public Land (TPL) officials to unveil the much-anticipated 100,000-acre, science-based Tejon Ranch Preserve on the historic ranch, located 60 miles north of Los Angeles.

The Preserve was mapped after nearly two years of scientific study designed to identify the best of the natural resources on the ranch. The process included review and recommendations by a scientific peer review panel and an independent environmental advisory group.

“We are very proud to unveil this preserve design based on hard science after nearly two years of research, on-site verification, and peer review by an independent Science Advisory Panel and a group of environmental advisers. The Tejon Ranch Preserve will protect a pristine, unique, and historic landscape equal to the size of Yosemite Valley and twice the size of Santa Catalina Island,” said Reed Holderman, Executive Director of the Trust for Public Land California.

Tejon Ranch and TPL also have signed an agreement to pursue the purchase, by a public agency or non-profit organization, in fee or through conservation easements, of the land within the defined preserve boundaries.

“The proposed 100,000-acre nature preserve on Tejon Ranch offers an extraordinary opportunity for protection of California’s wildlife heritage,” said Natural Resources Defense Council senior attorney Joel Reynolds, “This acquisition is critical to ensuring the preservation forever of this essential biological connection between the Sierras and the mountains of southern California.”

“The design of the 100,000-acre proposed nature preserve on Tejon Ranch is an excellent model for science-based conservation planning. It is designed to protect the best wildlife habitat from destruction, degradation, and fragmentation which are the driving forces behind today’s decline in species and biodiversity all over the country,” said Paul Henson, Ph.D., Assistant Manager, Ecological Services, California/Nevada Operations, U.S. Fish and Wildlife Service.

“The preserve design is the result of intensive scientific research and groundtruthing. Local environmentalists reviewed the design and offered input. The result is a sound preserve rooted in science with sensitivity to local environmental issues,” said attorney Carlyle Hall, co-founder and chairman of the board of the Center for Law in the Public Interest in Los Angeles.

Overall, the Tejon Ranch Preserve protects the habitat of threatened and endangered species, preserves wilderness areas, and provides public access as the preserve design includes a long-hoped for realignment through Tejon Ranch of the Pacific Crest Trail, a 2,650-mile long congressionally designated scenic trail from the Mexican border to Canada.

“We are excited that the Pacific Crest Trail will have a secure and permanent corridor as part of the Tejon Ranch Preserve. This reroute of PCT will allow public access and a much improved user experience in this wonderful region of California,” said Liz Bergeron, executive director of the Pacific Crest Trail Association.

“The Tejon Ranch Preserve is a central part of our overall vision for the future of Tejon Ranch and is consistent with the Ranch’s historic core values of conservation and good stewardship,” said Bob Stine, President and Chief Executive Officer of Tejon Ranch Company. “We believe the Tejon Ranch Vision, which also calls for continuing our historic ranching and farming operations and the limited development of about five percent of the Ranch over the next 25 years, is a responsible and balanced plan for the future of Tejon Ranch, and shows our commitment to preserving California’s legacy and providing for California’s future,” Stine continued.

Tejon Ranch Company and TPL announced their partnership in 2003 to protect up to 100,000 acres of the ranch. Following the announcement, TPL hired Michael Josselyn, Ph.D., an authority on Southern California natural resources and president of WRA, Inc., of San Rafael, California, to lead a team of experts to evaluate the entire 270,000-acre Tejon Ranch and to design a 100,000-acre nature preserve.

Dr. Josselyn and his team had exclusive, full access to Tejon Ranch’s surveys and data and together with on-the-ground verifications, mapped important habitat areas of the ranch, including high value, environmentally sensitive lands, and lands connecting key habitats, and identified key areas for permanent conservation using six conservation priorities: watershed integrity, biodiversity, landscape connectivity, special status plant species, special status wildlife, and regionally underrepresented habitats.

“We have designed a preserve using sound conservation principles and the best scientific knowledge we have to meet the needs of special habitat species and regional goals, including the protection of the California condor, the ranch’s vast oak woodlands, and the unique biodiversity of Tejon Ranch,” said Josselyn.

Dr. Josselyn consulted with local and statewide environmental and biological experts, nonprofits, government agencies and others who have information important to the creation of the preserve. He also worked on the design of the science-based preserve with the project’s Environmental Advisory Group, which includes Joel Reynolds, senior attorney at the Natural Resources Defense Council; Esther Feldman of Feldman and Associates; Professor Victoria Sork, Ph.D., chair of the Department of Ecology and Evolutionary Biology at the University of California, Los Angeles; environmental attorney Carlyle Hall Jr. of the law firm Akin, Gump, Strauss, Hauer & Feld LLP, and Terri Stoller, co-founder of the Smart Growth Coalition of Kern County and a Bakersfield agribusiness owner.

The Environmental Advisory Group was formed at the outset to provide Tejon Ranch and TPL with advice on how to enhance conservation planning efforts.

“The next steps are to begin the appraisal process to determine the value of the land and then to seek funding to purchase it. Working together, we hope to protect the many sensitive habitat lands that are home to the California condor and the largest unspoiled oak woodland in the state, as well as the critical wildlife corridor that links the coast to the sequoias,” Holderman added.

TPL is a national land conservation organization dedicated to conserving land for people as parks, greenways, wilderness areas and natural, historic and cultural resources for future generations. Founded in 1972, TPL has protected more than 2 million acres nationwide.

Tejon Ranch Company is listed on the New York Stock Exchange under the symbol TRC. Its principal asset is the 270,000-acre Tejon Ranch, which is located approximately 60 miles north of Los Angeles and 30 miles south of Bakersfield. Founded in 1843 as several Mexican land grants, Tejon Ranch is now home to farming operations, cattle grazing, oil production, mining, recreational activities, and limited development along the Interstate 5 corridor. More information is available at www.tejonranch.com

The statements contained herein, which are not historical facts, are forward-looking statements based on strategic plans, economic forecasts and other factors, which by their nature involve risk and uncertainties. In particular, among the factors that could cause eventual outcomes to differ materially from such statements are the following: results of scientific surveys and analyses, outcomes of negotiations, governmental decision-making, governmental fiscal conditions, business conditions and the general economy. For further information on factors that could affect Tejon Ranch Company, the reader should refer to its filings with the Securities and Exchange Commission.

Editor’s Note:	High resolution maps and graphics on Tejon Ranch Preserve are available for downloading by going to www.tejonranch.com/news/trpreserve

4